UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	October 22, 2024

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 W. Franklin St.
Elkhart,	Indiana	46516	(574)	294-7511
(Address of Principal Executive Offices)		(Zip Code)	Registrant's Telephone Number, including area code

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	PATK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
Indenture
On October 22, 2024, Patrick Industries, Inc., an Indiana corporation (the “Company”), the domestic subsidiaries of the Company party thereto, as guarantors, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), entered into an Indenture, dated as of October 22, 2024 (the “2024 Indenture”), pursuant to which the Company issued $500 million aggregate principal amount of its 6.375% Senior Notes due 2032 (the “Notes”). The Notes mature on November 1, 2032. Interest on the Notes accrues from October 22, 2024 and is payable semi-annually in cash in arrears on May 1 and November 1 of each year, beginning on May 1, 2025.
The Notes are senior unsecured indebtedness of the Company are:
•equal in right of payment with all of the Company’s existing and future unsubordinated indebtedness;
•senior in right of payment to any existing or future subordinated indebtedness;
•effectively subordinated to all of the Company’s secured indebtedness, including indebtedness under the senior secured credit facility (as defined below), to the extent of the value of the assets securing such indebtedness; and
•structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s non-guarantor subsidiaries.
The Notes are fully and unconditionally guaranteed, jointly and severally, by each of the Company’s current and future wholly-owned domestic subsidiaries that guarantee the obligations of the Company under the senior secured credit facility (each a “Guarantor”). These guarantees are subject to limitation under applicable laws and may be released in certain specified circumstances.
The guarantee of each Guarantor is a senior unsecured obligation of that Guarantor and is:
•equal in right of payment with all existing and future unsubordinated indebtedness of that Guarantor;
•senior in right of payment to any existing and future subordinated indebtedness of that Guarantor; and
•effectively subordinated to all secured indebtedness of that Guarantor to the extent of the value of the assets securing such indebtedness, including any such Guarantor’s guarantee of indebtedness under the senior secured credit facility.
The Company may redeem the Notes, in whole or in part, at any time (a) prior to November 1, 2027, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, plus the make-whole premium set forth in the 2024 Indenture, and (b) on or after November 1, 2027, at the redemption prices set forth in the 2024 Indenture. In addition, prior to November 1, 2027, the Company may redeem on one or more occasions up to 40% of the aggregate principal amount of the Notes issued under the 2024 Indenture at a redemption price equal to 106.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the applicable redemption date with the net cash proceeds of one or more equity offerings. If the Company experiences specific kinds of changes of control, the Company must offer to repurchase all of the Notes (unless otherwise redeemed) at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.
The 2024 Indenture governing the Notes, among other things, limits the Company’s ability and the ability of its Restricted Subsidiaries (as defined in the 2024 Indenture) to (i) incur additional indebtedness or issue certain preferred shares; (ii) create liens; (iii) pay dividends, redeem stock or make other distributions; (iv) make investments; (v) create restrictions on the ability of its Restricted Subsidiaries to pay dividends to the Company or make other intercompany transfers; (vi) transfer or sell assets; (vii) merge or consolidate; and (viii) enter into certain transactions with affiliates of the Company. These covenants are subject to important qualifications and exceptions described in the 2024 Indenture. If, on any date following the date of the 2024 Indenture, the Notes have investment grade ratings from each of Moody’s Investors Service, Inc., Standard & Poor’s Financial Services LLC and Fitch, Inc. and no default has occurred and is continuing under the 2024 Indenture, certain of these covenants will be suspended.
The 2024 Indenture provides for customary events of default, including (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with certain covenants or agreements in the Notes, the 2024 Indenture or related documents

(subject to applicable time periods provided for compliance or cure); (iv) default by the Company or any Restricted Subsidiary under their respective debt obligations that results in acceleration of the maturity of such debt, or failure to pay any such debt at maturity, in an aggregate amount of $100.0 million or more; (v) failure by the Company or any Restricted Subsidiary to pay final judgments aggregating in excess of $50.0 million, to the extent not paid or covered by insurance, which judgments are not paid, discharged or stayed for a period of 60 days; (vi) the guarantee of any Guarantor that is a Significant Subsidiary (as defined in the 2024 Indenture), or group of Guarantors that, together, would constitute a Significant Subsidiary, is held in a judicial proceeding to be unenforceable or invalid or ceases for any reason (other than in accordance with the 2024 Indenture) to be in full force and effect; and (vii) certain events of bankruptcy or insolvency of the Company or certain of its subsidiaries. If an event of default arising from certain events of bankruptcy or insolvency occurs, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the Trustee or the registered holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes due and payable immediately.
The foregoing summary of the 2024 Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the 2024 Indenture, a copy of which is filed as Exhibit 4.1 hereto and incorporated herein by reference.
New Credit Agreement
On October 24, 2024 (such date the “Closing Date”), the Company entered into a fifth amended and restated credit agreement among the Company, the Guarantors, the lenders from time to time a party thereto and Wells Fargo Bank, National Association (the “New Credit Agreement”), that, among other things, amended and restated the Company’s existing credit agreement and senior secured credit facility (the “Restated Credit Facility”) in its entirety and refinanced the loans thereunder. The New Credit Agreement has a five year term and consists of (1) a $875 million senior secured revolving credit facility (the “New Secured Revolver”) and (2) a $125 million senior secured term loan facility (the “New Secured Term Loan”; and together with the New Secured Revolver, the “Restated Credit Facility”). The Company will be able to increase its borrowing capacity under the New Credit Agreement, subject to certain conditions, by incurring additional senior secured term loans and upsizing the New Secured Revolver in an aggregate principal amount (for all such incremental loans) not to exceed the greater of $475 million and 100% of the Consolidated EBITDA of the Company and certain subsidiaries (calculated as of the Closing Date), plus unlimited additional amounts so long as the Company and its subsidiaries have a consolidated secured net leverage ratio (as further defined in the New Credit Agreement) not to exceed 1.75:1.00 less certain other adjustments set forth in the New Credit Agreement.
Borrowings under the Restated Credit Facility are secured by substantially all personal property assets of the Company and certain material domestic subsidiaries thereof. The New Credit Agreement includes certain definitions, terms and reporting requirements including, without limitation, the following provisions:
•The New Secured Term Loan amortizes in equal quarterly installments on the last business day of each of March, June, September and December in an amount equal to: (i5.00% of the outstanding principal amount of the New Secured Term Loan incurred on the Closing Date per annum, and (ii) at maturity, the remaining outstanding principal amount of such New Secured Term Loan;
•The interest rates for borrowings under the New Secured Revolver and the New Secured Term Loan accrue at a rate equal to (i) the Base Rate plus the Applicable Margin specified in the New Credit Agreement or (ii) the SOFR plus the Applicable Margin specified in the New Credit Agreement (in each case, as defined in the New Credit Agreement), with a commitment fee (to be based on the Applicable Margin then in effect) payable by the Company on unused but committed portions of the New Secured Revolver;
•The Applicable Margin varies based on the Consolidated Total Net Leverage Ratio (as defined in the New Credit Agreement), ranging from 0.00% to 0.75% for Base Rate loans and from 1.00% to 1.75% for SOFR loans, and the commitment fee for the unused portion of the New Secured Revolver shall range from 0.15% to 0.225%;
•The New Secured Revolver includes a $40.0 million sub-facility for same day swingline advances bearing interest based upon the Base Rate plus the Applicable Margin;
•The New Secured Revolver includes a $35.0 million sub-facility for the issuance of standby and trade letters of credit, which are subject to certain expiration dates;
•The New Credit Agreement includes negative covenants include customary limitations and restrictions concerning acquisitions, investments, sales of assets, liens on assets, dividends and other payments; and

•The New Credit Agreement includes customary prepayment provisions, representations and warranties, affirmative covenants, negative covenants, and events of default.
The financial covenants applicable to the Restated Credit Facility include: (a) a maximum consolidated secured net leverage ratio, measured on a quarter-end basis, not to exceed 2.75:1.00 as of the end of each fiscal quarter (or 3.25:1.00 upon the election of the Company, after it has completed a permitted acquisition or series of permitted acquisitions within any 12 calendar month period involving aggregate consideration in excess of $100 million), and (b) a minimum consolidated interest coverage ratio, measured on a quarter-end basis, of not less than 3.00:1.00 at the end of each applicable quarter.
The consolidated secured net leverage ratio is, as of any date of determination, the ratio of (a) the difference of (i) consolidated total indebtedness, minus (ii) unrestricted cash and cash equivalents for the Company and its subsidiaries subject to a limitations to be set forth in the New Credit Agreement, to (b) consolidated adjusted EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date of determination. Consolidated total indebtedness for any period includes the sum of : (i) borrowed money, including total debt outstanding under the New Secured Revolver, the New Secured Term Loan and the Convertible Notes; (ii) deferred payment obligations (excluding contingent liabilities related to performance earn-outs associated with a permitted acquisition and certain other exceptions; provided that such liabilities, if no longer contingent, which remain unpaid for 3 Business Days after the date such payment is due shall be included), (iii) capital leases, and (iv) obligations (contingent or otherwise) related to letters of credit.
The consolidated interest coverage ratio under the New Credit Agreement is the ratio of (a) consolidated EBITDA to (b) consolidated interest expense, in each case, determined on a trailing four quarter basis.
The foregoing summary of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Supplemental Indentures
Simultaneously with closing of the New Credit Agreement, on October 24, 2024, the Company and its U.S. subsidiaries entered into (i) a supplemental indenture (the “Supplemental Indenture”) with the Trustee, which modifies the existing Indenture and pursuant to which certain subsidiaries became guarantors under the Indenture, (ii) a supplemental indenture (the “2021 Senior Notes Supplemental Indenture”) with the Trustee, which modifies the existing indenture dated as of April 20, 2021 providing for the issuance of the Company’s 4.750% Senior Notes due 2029 (the “2021 Senior Notes Indenture”) and pursuant to which certain subsidiaries became guarantors under the 2021 Senior Notes Indenture, and (iii) a supplemental indenture (the “2021 Convertible Notes Supplemental Indenture”) with the Trustee, which modifies the existing indenture dated as of December 13, 2021 providing for the issuance of the Company’s 1.75% Senior Convertible Notes due 2028 (the “2021 Convertible Notes Indenture”) and pursuant to which certain subsidiaries became guarantors under the 2021 Convertible Notes Indenture.
The foregoing summaries of the 2024 Supplemental Indenture, 2021 Senior Notes Supplemental Indenture and 2021 Convertible Notes Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the 2024 Supplemental Indenture, 2021 Senior Notes Supplemental Indenture and 2021 Convertible Notes Supplemental Indenture, copies of which are filed as Exhibits 4.2, 4.3 and 4.4 hereto, respectively, and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant
The information disclosed in Item 1.01 above is incorporated herein by reference.
Item 7.01    Regulation FD Disclosure
The Company is voluntarily disclosing that it issued a press release announcing the closing of the Notes offering and New Credit Agreement on October 24, 2024. A copy of the press release is furnished herewith as Exhibit 99.1.
The Notes are being offered solely to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities law and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.
This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful.
Item 9.01     Financial Statements and Exhibits
(d)    Exhibits
Exhibit 4.1 – Indenture, dated as of October 22, 2024, among Patrick Industries, Inc., the guarantors from time to time party thereto and U.S. Bank Trust Company, National Association, as Trustee.
Exhibit 4.2 – Supplemental Indenture, dated as of October 24, 2024, to the indenture dated as of October 22, 2024, among Patrick Industries, Inc., the guarantors from time to time party thereto and U.S. Bank Trust Company, National Association, as Trustee.
Exhibit 4.3 – Indenture, dated as of October 24, 2024, to the indenture dated as of April 20, 2021, among Patrick Industries, Inc., the guarantors from time to time party thereto and U.S. Bank Trust Company, National Association, as Trustee.
Exhibit 4.4 – Indenture, dated as of October 24, 2024, to the indenture dated as of December 13, 2021, among Patrick Industries, Inc., the guarantors from time to time party thereto and U.S. Bank Trust Company, National Association, as Trustee.
Exhibit 10.1 – Fifth Amended and Restated Credit Agreement dated October 24, 2024 by and among the Company, the Guarantors, the lenders from time to time a party thereto and Wells Fargo Bank, National Association.
Exhibit 99.1 - Press Release, dated October 24, 2024
Exhibit 104 - Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: October 28, 2024	By:	/s/ Andrew C. Roeder
Andrew C. Roeder
Executive Vice President - Finance, Chief Financial Officer, and Treasurer